EXHIBIT 10.2

PROMISSORY NOTE

$100,290	July 1, 2011

FOR VALUE RECEIVED, the undersigned, Frozen Food Gift Group, Inc., a Delaware Corporation (“Company”), hereby promises to pay to Tangiers Investors, LP (“Holder”) the principal sum of $100,290 with interest in the amount of zero percent (0%) per annum, on or before July 1, 2012 (“Maturity Date”).

Said principal and interest shall be paid to the Holder in one installment payment of $100,290 on or before the Maturity Date.

Notwithstanding the foregoing, the Company may prepay all or any portion of the principal amount of this loan at any time by paying the amount of prepaid principal desired.

There shall be no penalty for payment of any principal sum prior to the Maturity Date.

If the principal amount is not paid in full on or before said Maturity Date, or should there be any Event of Default as defined below prior to the Maturity Date, the outstanding principal amount, plus accrued but unpaid interest shall become, at the Holder’s election, immediately due and payable. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

An Event of Default includes any default in payment which is uncured for more than ten business days, any inability of the Company to pay its obligations for a period of more than ten business days, or the filing of any bankruptcy proceeding.

If suit or action is instituted to collect this note, or any portion hereof, the Company promises to pay such additional sum as the court may adjudge reasonable, for attorneys' fees and court costs in said proceedings.

This note is made and executed under, and is in all respects governed by, the laws of the State of California.  Any action to enforce the terms of this note shall be brought exclusively in the courts of the state of California.  The undersigned hereby consents to personal jurisdiction in said courts of the state of California.

FROZEN FOOD GIFT GROUP, INC.
By:           /s/ Jonathan Irwin
                      JONATHAN IRWIN
       CHIEF EXECUTIVE OFFICER

TANGIERS INVESTORS, LP (HOLDER)
By:           /s/ Michael Sobeck
                       TANGIERS CAPITAL, LLC
                       GENERAL PARTNER